SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2005

CORRECTIONAL SERVICES CORPORATION
(Exact Name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-23038 (Commission File Number)	11-3182580 (IRS Employer Identification Number)

1819 Main Street, Suite 1000, Sarasota, Florida (Address of principal executive offices)	34326 (Zip Code)

Registrant’s telephone number, including area code: (941) 953-9199

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

                               On July 14, 2005, Correctional Services Corporation (the “Company”) entered into an Agreement and Plan of Merger by and among The GEO Group, Inc. (“GEO”), GEO Acquisition, Inc. (“Merger Sub”) and the Company (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of GEO (the “Merger”). Pursuant to the Merger, each share of common stock of the Company (“Company Common Stock”) will be converted into the right to receive $6.00 in cash, without interest (the “Merger Consideration”). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The descriptions herein of the Merger Agreement and the Merger are qualified in their entirety by reference to the full text of the Merger Agreement.

                               Each holder of an option to purchase shares of Company Common Stock, granted pursuant to any Company stock option plan (each, a “Company Stock Option”), that is outstanding and unexercised as of the effective time of the Merger and has an exercise price per share that is less than the Merger Consideration will receive an amount in cash equal to the product of (i) the difference between the Merger Consideration and the applicable exercise price and (ii) the aggregate number of shares of Company Common Stock issuable upon the exercise of the Company Stock Option.

                               The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement, (ii) will not survive consummation of the Merger and, except if willfully breached, cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, (iii) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement or such other date as specified in the Merger Agreement. The disclosure schedules referred to above contain information (including information that has been included in the Company’s prior public disclosures, as well as non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by those disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

                               The Merger Agreement contains certain termination rights for both the Company and GEO, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company and GEO, as the case may be, may be obligated to make termination payments aggregating $3,000,000 to the other.

                               Concurrently with the execution and delivery of the Merger Agreement and as a condition to GEO’s willingness to enter into the Merger Agreement, James F. Slattery, President and Chief Executive Officer of the Company, entered into a Voting Agreement (the “Voting Agreement”) with GEO pursuant to which Mr. Slattery has agreed to vote all shares of Company Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and not to sell or otherwise transfer any shares of Company Common Stock prior to the termination of the Voting Agreement other than in accordance with the terms of the Voting Agreement. In addition, Mr. Slattery has agreed to vote against any proposal (i) for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other person (other than the Merger) and (ii) any other action that could reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions (as defined in the Merger Agreement), any transactions contemplated by the Voting Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement. The Voting Agreement will terminate upon the earliest of (a) the effective time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of the Voting Agreement by GEO to Mr. Slattery. Mr. Slattery owns or has voting control over approximately 9.1% of the outstanding shares of Company Common Stock. A copy of the Voting Agreement is attached hereto as Exhibit 9.1 and is incorporated herein by reference. The description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

                               Consummation of the Merger is subject to various customary conditions, including the approval by the stockholders of the Company and the receipt of the required regulatory approvals.

                               A copy of the July 14, 2005 press release of the Company announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

                               Prior to entering into the Merger Agreement, the Company also amended the Rights Agreement (the “Company Rights Agreement”), dated as of January 11, 2000, between the Company and American Stock Transfer & Trust Company (“AST”). Such amendment (i) expressly exempts GEO and Merger Sub from the definition of “Acquiring Person” and (ii) includes the Merger and related transactions under the definition of “Permitted Offer” under the Company Rights Agreement. A copy of the amendment to the Company Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the amendment to the Company Rights Agreement is qualified in its entirety by reference to the full text of such amendment.

                               In addition, the Company has entered into Change of Control, Retention and Severance Agreements, each dated July 14, 2005, with each of Bernard A. Wagner, Senior Vice President and Chief Financial Officer of the Company, and John R. Mentzer, III, Vice President, Secretary and General Counsel of the Company (each a “Change of Control Agreement”). Pursuant to each such Change of Control Agreement, each of Mr. Wagner and Mr. Mentzer have agreed to remain in the employ of the Company for a period of ninety (90) days following the consummation of the Merger and will be entitled to receive on or about the closing date of the Merger, among other benefits, a lump sum severance payment equal to one year of his base salary as in effect as of the date of the Merger. Copies of each Change of Control Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The description of each Change of Control Agreement is qualified in its entirety by reference to the full text of such agreement.

ITEM 9.01         Financial Statements and Exhibits.

c)	Exhibits

The following exhibits are filed in accordance with Item 601 of Regulation S-K:

2.1	Agreement and Plan of Merger, dated as of July 14, 2005, by and among GEO, Merger Sub and the Company

4.1	First Amendment to the Company Rights Plan, dated as of July 13, 2005, by and between the Company and AST

9.1	Voting Agreement, dated as of July 14, 2005, by and between GEO and James F. Slattery

10.1	Change of Control, Retention and Severance Agreement, dated July 14, 2005, by and between the Company and Bernard A. Wagner

10.2	Change of Control, Retention and Severance Agreement, dated July 14, 2005, by and between the Company and John R. Mentzer, III

99.1	Press Release of the Company, dated July 14, 2005

SIGNATURES

                               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL SERVICES CORPORATION

By: /s/ Bernard A. Wagner
Name: Bernard A. Wagner
Title: Senior Vice President
and Chief Financial Officer

Date: July 15, 2005

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 14, 2005, by and among GEO, Merger Sub and the Company

4.1	First Amendment to the Company Rights Plan, dated as of July 13, 2005, by and between the Company and AST

9.1	Voting Agreement, dated as of July 14, 2005, by and between GEO and James F. Slattery

10.1	Change of Control, Retention and Severance Agreement, dated July 14, 2005, by and between the Company and Bernard A. Wagner

10.2	Change of Control, Retention and Severance Agreement, dated July 14, 2005, by and between the Company and John R. Mentzer, III

99.1	Press Release of the Company, dated July 14, 2005